UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 6, 2007

Date of Report (Date of earliest event reported)

BALLANTYNE OF OMAHA, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

4350 McKinley Street
Omaha, Nebraska		68112
(Address of principal executive offices)		(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below) :

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

Item 1.01          Entry into a Material Definitive Agreement

On March 6, 2007, Ballantyne of Omaha, Inc., a Delaware corporation (the “Company”), entered into a operating agreement with Real D, a California corporation to form an operating entity, Digital Link II LLC (the “LLC”), a Delaware limited liability company.  The LLC was formed for the purposes of commercializing certain 3D technology developed and owned by Real D and to deploy certain digital projection equipment in theatres owned by Regal Cinemas, Inc. The Company will have an equity ownership interest in the LLC of approximately 44% and has determined that its portion of the capital contribution made to the LLC in exchange for this equity interest will be material.

The LLC will purchase certain projectors and accessories from the Company and the LLC will install the equipment under the terms of a Digital Cinema System Use Agreement with Regal Cinemas, Inc.

Additional information was provided in the Company’s press release dated March 8, 2007, a copy of which is filed as Exhibit 99.1.

Item 2.02          Results of Operations and Financial Condition

Ballantyne of Omaha, Inc. (the “Company”) issued a press release on March 9, 2007 with earnings information on the Company’s quarter and fiscal year ended December 31, 2006. The press release is furnished with this Form 8-K as Exhibit 99.2.

Item 9.01          Financial Statements and Exhibits

99.1 Press Release, dated March 8, 2007, issued by the Company.

99.2 Press Release with earnings information, dated March 9, 2007, issued by the Company.

The information contained in this Current Report under Item 2.02, including exhibit 99.2 referenced in Item 9.01, is being “furnished” pursuant to “Item 2.02 Results of Operations and Financial Condition” of Form 8-K and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE OF OMAHA, INC.

Date: March 12, 2007	By:	/s/ Kevin Herrmann
Kevin Herrmann
Secretary/Treasurer and
Chief Financial Officer